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                                    Exhibit 5

             Opinion and Consent of Brobeck, Phleger & Harrison LLP

                                August 13, 1996

Matrix Pharmaceutical, Inc.
34700 Campus Drive
Fremont, California   94555

                  Re:      Registration Statement for Offering of
                           850,000 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 850,000 shares of the Common Stock of Matrix Pharmaceutical, Inc. (the "Company") under the Company's 1988 Restricted Stock Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1988 Restricted Stock Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/  Brobeck, Phleger & Harrison LLP

                                        BROBECK, PHLEGER & HARRISON LLP